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                                                                    Exhibit 99.j




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information and to the use of our reports on the AmericanAAdvantage Balanced Fund, the American AAdvantage Large Cap Value Fund, the American AAdvantage Large Cap Growth Fund, the American AAdvantage Mid-Cap Value Fund, the American AAdvantage Small Cap Value Fund, the American AAdvantage International Equity Fund, the American AAdvantage Emerging Markets Fund, the American AAdvantage High Yield Bond Fund, the American AAdvantage Enhanced Income Fund, the American AAdvantage Intermediate Bond Fund and the American AAdvantage Short-Term Bond Fund dated December 17, 2004; the American AAdvantage Money Market Fund, the American AAdvantage U.S. Government Money Market Fund, the American AAdvantage Municipal Money Market Fund and the American AAdvantage Treasury Inflation Protected Securities Fund dated February 18, 2005; and the American AAdvantage S&P 500 Index Fund, the American AAdvantage Small Cap Index Fund and the American AAdvantage International Equity Index Fund dated February 23, 2005 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in the Amendment No. 55 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984.)



                                             /s/ ERNST & YOUNG LLP



Chicago, Illinois
June 1, 2005